UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Broome Street, New York, NY 10013
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	MCOM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MCOMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on June 15, 2023, micromobility.com Inc., a Delaware Corporation (the “Company”) received a staff deficiency notice from The Nasdaq Stock Market (“Nasdaq”) indicating that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complied with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of the Nasdaq Listing Rules (the “Minimum Bid Requirement”).

As previously reported, on August 4, 2023, we received a staff delisting determination letter from the Nasdaq listing qualifications department (the "Staff") of Nasdaq, advising us that as of August 4, 2023, our common stock had a closing bid price of $0.10 or less for at least ten consecutive trading days and is subject to Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the "Low Price Stocks Rule") and that Nasdaq would commence delisting proceedings against the Company. As permitted under Nasdaq rules, the Company appealed the Nasdaq staff’s determination and requested a hearing (the “Hearing”) before a Nasdaq Hearing Panel (the “Panel”) to request continued listing of its common stock on Nasdaq. The Hearing request stayed any delisting or suspension action by the Nasdaq staff pending the issuance of the Panel’s decision.

As previously reported, on November 9, 2023, the Company received a determination from the Panel granting the Company’s request for the continued listing of its common stock on Nasdaq, subject to the Company’s satisfaction of Nasdaq continued listing rules including the Minimum Bid Requirement, and market value of listed securities rules by December 29, 2023.

As previously reported, on November 13, 2023, the Company received shareholder approval for the implementation of a reverse stock split and the Company effectuated a reverse stock split of its issued and outstanding common stock at a ratio of 1-for-150, effective on December 4, 2023. The Company’s common stock began trading on Nasdaq on a post-reverse split basis on December 4, 2023. To satisfy the Minimum Bid Requirement and Low Price Stocks Rule, the Company’s common stock is required to trade at above $1.00 and $0.10 per share for at least 10 trading days, respectively.

Item 7.01 Regulation FD Disclosure.

On December 4, 2023, the Company issued a press release containing a letter to its shareholders to announce its strategic plans to date. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1*	Press Release of the Company dated as of December 4, 2023
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2023

micromobility.com Inc.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer